Exhibit 99.2

Adaptive Biotechnologies Announces Plan to Separate Its MRD and Immune Medicine Businesses

MRD has scaled into a profitable, category-leading MRD diagnostics business, while

Immune Medicine has built a differentiated discovery platform powered by proprietary immune data and AI

SEATTLE, June 15, 2026 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (Nasdaq: ADPT), a commercial-stage biotechnology company focused on translating the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today announced its intention to pursue a separation of its Minimal Residual Disease (MRD) and Immune Medicine businesses. The company is evaluating strategic and structural alternatives for Immune Medicine to support its growth strategy, capital needs, and value creation opportunities outside of Adaptive, and expects to identify its preferred path to separation by year-end 2026.

Since establishing MRD and Immune Medicine as separate operating segments under Adaptive in 2024, both businesses have continued to advance. MRD has achieved significant scale, expanded reimbursement, strengthened its clinical evidence base and reached profitability, establishing clonoSEQ® as a leading platform in MRD testing.

At the same time, Immune Medicine has continued to build a uniquely differentiated discovery platform anchored by the world’s largest clinically linked immune receptor dataset and enhanced by advances in AI-driven discovery. The platform is increasingly demonstrating its potential to generate novel biological insights, identify therapeutic targets, and accelerate the development of precision medicines. As Immune Medicine enters its next phase of growth, the company believes the value of its differentiated assets may be best realized outside of a diagnostic commercial model.

“When we completed our strategic review in 2024, we decided to continue developing both MRD and Immune Medicine within Adaptive while increasing their operational independence,” said Chad Robins, Chief Executive Officer and Co-Founder of Adaptive Biotechnologies. “The progress achieved by both businesses has reinforced that decision. As we look ahead, Adaptive will focus on expanding its leadership in MRD diagnostics, while pursuing the optimal path for Immune Medicine outside of Adaptive. We believe this separation is the best way to unlock the full potential of both businesses, increasing their impact on patients and creating long-term value for shareholders.”

About the MRD business

Adaptive’s MRD business has achieved significant scale, profitability and expanded clinical utility. Revenue has grown from $103 million in 2023 to $212 million in 2025 and the business has reported $15 million in 2025 adjusted EBITDA (non-GAAP). With more than 300 million covered lives, over 175 EMR integrated accounts and greater than 180 active biopharma trials, clonoSEQ is increasingly embedded in routine clinical practice and drug development.

About the Immune Medicine business

Immune Medicine has progressed its data and drug discovery capabilities to uncover causal immune drivers to enable precision medicine in autoimmune diseases. With over 6 million functional T-cell receptor (TCR)-antigen pairs and well-characterized data sets on more than 10,000 patients, Immune Medicine is discovering pathogenic TCRs and the disease-causing antigens they bind.

There can be no assurance that this process will result in any transaction or other outcome, or as to the timing or terms of any such transaction. Adaptive does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or required.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding Adaptive’s business strategies, strategic focus, review of strategic alternatives for Immune Medicine, potential sale, separation, partnership, licensing transaction or other strategic or operational outcome involving Immune Medicine, the timing and outcome of any strategic review process, the growth, profitability, reimbursement, clinical adoption and commercial opportunity of the MRD business, the market opportunity for clonoSEQ, expected margin expansion, disciplined capital allocation, company-wide profitability and plans and objectives for future operations.

In some cases, forward-looking statements can be identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “focus,” “opportunity,” “evaluate,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents Adaptive files with the Securities and Exchange Commission from time to time. Adaptive cautions that forward-looking statements are based on a combination of facts and factors currently known to the company and projections of the future, about which Adaptive cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent Adaptive’s views as of the date hereof. Adaptive undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

ADAPTIVE INVESTORS

Karina Calzadilla, Vice President, Investor Relations and FP&A

201-396-1687

investors@adaptivebiotech.com

ADAPTIVE MEDIA

Erica Jones, Associate Corporate Communications Director

206-279-2423

media@adaptivebiotech.com